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EXHIBIT 99.2


           ONTRO RECEIVES DECISION FROM NASDAQ LISTING QUALIFICATIONS
                        PANEL TO DELIST ITS COMMON STOCK

         POWAY, CA December 18, 2002 / PRNewswire--Ontro, Inc. (OTC: ONTR) a California developer of patented technology for producing fully contained, self-heating containers, today announced that it has been informed the Nasdaq Listing Qualifications Panel ("Panel") has denied the Company's request for continued listing on the Nasdaq SmallCap Market and that Ontro's common stock will be delisted effective upon the open of business December 18, 2002. The Panel affirmed the previously announced Nasdaq Staff Determination Notices as the basis for its determination. Ontro's common stock will initially trade on the National Daily Quotation Service however the common stock may be eligible to trade on the OTC Bulletin Board (OTCBB).

ABOUT ONTRO

Ontro is a developer of proprietary, patented technology to produce self-heating beverage containers. Ontro's container is similar in size and shape to an ordinary-sized 16-oz. beverage can. It is designed to self-heat beverages and foods, anytime, anywhere; and will contain products like coffee, tea, hot chocolate and soups for nationwide sale in supermarkets, convenience stores and specialty retailers. Ontro has also begun development of chafing dishes and other technologies to provide heating sources to consumers and the food service industry in order to eliminate the need for a flammable heat source.

         FOR MORE INFORMATION VISIT ONTRO'S WEBSITE AT WWW.ONTRO.COM

SAFE HARBOR

EXCEPT FOR HISTORICAL INFORMATION CONTAINED HEREIN, THE MATTERS DISCUSSED IN THIS NEWS RELEASE INVOLVE FORWARD-LOOKING STATEMENTS, AND INVOLVE PROJECTIONS OF FUTURE EVENTS AND OCCURRENCES THAT ARE SUBJECT TO MANY RISKS AND UNCERTAINTIES. THESE RISKS AND UNCERTAINTIES INCLUDE BUT ARE NOT LIMITED TO ONTRO'S LISTING OF ITS SECURITIES ON THE OTCBB AS WELL AS ONTRO'S ABILITY TO RAISE ADDITIONAL FUNDS FOR CONTINUING OPERATIONS. SUCH RISKS ALSO INCLUDE THOSE REFERENCED IN THE COMPANY'S MOST RECENT QUARTERLY REPORT ON FORM 10-QSB, AND ITS MOST RECENT ANNUAL REPORT ON FORM 10-KSB, AS WELL AS THOSE REFERENCED IN THE COMPANY'S OTHER PUBLIC REPORTS AND ANNOUNCEMENTS. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED HEREIN. SUCH FORWARD-LOOKING STATEMENTS REPRESENT THE COMPANY'S JUDGMENT AS OF THE DATE OF THIS RELEASE. THE COMPANY DISCLAIMS ANY INTENT OR OBLIGATION TO UPDATE THESE OR OTHER FORWARD-LOOKING STATEMENTS.

Contact:   Kevin A. Hainley, Chief Financial Officer
           Ontro, Inc.
           (858) 486-7200